UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2005, Maxygen, Inc. (the “Company”) announced that Dr. Elliot Goldstein has been appointed as Chief Operating Officer of the Company, effective January 1, 2006. In connection with such appointment, the Compensation Committee of the Company’s Board of Directors approved new compensation arrangements for Dr. Goldstein. A description of the material terms of the compensation arrangements is set forth in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 20, 2005, the Company announced that Dr. Simba Gill is resigning as President of the Company, effective December 31, 2005.

(c) On December 20, 2005, the Company announced that Dr. Elliot Goldstein has been appointed as Chief Operating Officer of the Company, effective January 1, 2006.

In connection with this appointment, Dr. Goldstein will receive an annual base salary for 2006 of DKK 2,596,530 (approximately US$413,000) and will be granted options to purchase an aggregate of 217,500 shares of the Company’s common stock under the Company’s 1997 Stock Option Plan and standard form of option agreement. The options will have a term of ten years, an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest over a four year period with one-fourth of the options vesting on of the first anniversary of the grant date and 1/48 of the options vesting monthly thereafter over the following 36 months. Dr. Goldstein will continue to benefit from his existing employment and compensation arrangements with the Company, the material terms of which are described in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders, dated April 29, 2005, under the headings “Employment Contracts and Termination of Employment and Change of Control Arrangements” and “Related Party Transactions,” and this information is hereby incorporated by reference into this Current Report on Form 8-K.

Dr. Goldstein joined the Company in February 2003 as Senior Vice President, Clinical Development and Denmark Operations. Prior to joining the Company, Dr. Goldstein held a number of senior executive positions in the pharmaceutical and biotechnology industry, including Chief Executive Officer of British Biotech, and Senior Vice President, Worldwide Strategic Product Development at SmithKline Beecham (now GlaxoSmithKline). Before his tenure at SmithKline Beecham, Dr. Goldstein held a variety of senior level positions at Sandoz Inc., including Vice President, Clinical Research and Development at Sandoz Research Institute. Dr. Goldstein obtained his M.D. from the University of Aix-Marseille, France.

A copy of the press release relating to these personnel changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 20, 2005, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: December 21, 2005	By:	/s/ Michael S. Rabson
Michael S. Rabson
Senior Vice President